EXHIBIT 10.1

FIRST AMENDMENT TO SETTLEMENT AGREEMENT

This FIRST AMENDMENT TO SETTLEMENT AGREEMENT ("Agreement") dated as of November 16, 2009 ("Effective Date") is entered into by and between CAMPBELL-SEVEY, INC., a Minnesota corporation, ("Campbell-Sevey"), on the one hand, and PACIFIC ETHANOL, INC., a Delaware corporation, ("PEI") on the other hand (collectively referred to herein as "Parties").

I.   RECITALS

WHEREAS, the Parties entered into that certain Settlement Agreement dated as of August 6, 2009 (the "Settlement Agreement").

WHEREAS, the Parties desire to amend the Settlement Agreement on the terms set forth below.

II.    TERMS

FOR AND IN CONSIDERATION of the foregoing premises and the mutual agreements hereinafter set forth, the Parties agree as follows:

1.   The second sentence of paragraph 1 of the Settlement Agreement is hereby amended to read in its entirety as follows:

"Under the terns of the consent judgment, judgment shall enter against PEI in the amount of $1,909,555.76 (the "Judgment") and Campbell-Sevey shall not undertake any efforts to enforce or collect on the Judgment until April 1, 2010."

2.   PET shall remit to Campbell-Sevey by wire transfer: (i) $213,821.48 on or before November 20, 2009; and (ii) $150,000.00 on or before December 18, 2009. Each such payment (which is related to past interest and attorney's fees per previous agreement of the parties) shall apply to and reduce the Judgment; provided that if PEI fails to make the second payment on or before December 18, 2009, then $150,000 of the November 20th remittance shall not apply to the Judgment. For the avoidance of doubt, if PEI makes both payments timely, then the Judgment shall be reduced to $1,545,734.28. But if PEI makes the first payment timely and does not make the second payment, then the amount of the Judgment shall be $1,845,734.28.

3.   The Settlement Agreement, as amended hereby, shall remain in full force and effect and shall bind the heirs, personal representatives, successors, assigns, executors and administrators of each party, and inure to the benefit of each party, its heirs, successors and assigns.

4.   This First Amendment to Settlement Agreement may be executed in one or more counterparts, any of which need not contain the signatures of more than one party but all signed counterparts taken together will constitute one and the same agreement. A facsimile signature will be deemed as valid as an original signature.

IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as follows:

Campbell-Sevey, Inc. By: /s/ Brian Ross Its: President Date: November 17, 2009	Pacific Ethanol, Inc. By: /s/ Neil M. Koehler Its: CEO Date: November 16, 2009